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                                                                    EXHIBIT 4.3

         THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURlTIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


                       WARRANT TO PURCHASE PREFERRED STOCK
                                       OF
                                   KINZAN.COM


                   This Warrant is issued to _____________, or its registered assigns ("Holder") by kinzan.com, a California corporation (the "Company"), on ______________ (the "Warrant Issue Date"). This Warrant is issued in connection with the Company's issuance to the Holder of a Convertible Promissory Note dated as of ______________ (the "Note"), for the principal amount of _____________________ (_______________).

                  1. PURCHASE OF SHARES. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to that number of fully paid and nonassessable shares of Preferred Stock of the Company, as more fully described below, that equals the quotient obtained by dividing (a) three percent (3%) of the aggregate principal amount of the Note to which this Warrant relates, by (b) the price per share of equity securities sold to investors in the Company's next transaction or series of related transactions in which the Company sells equity securities and in which the gross proceeds to the Company equal or exceed Two Million Five Hundred Thousand Dollars ($2,500,000) (including the aggregate amount of all debt securities converted into equity securities upon conversion of this and similar Notes) (the "Next Equity Financing") or, in the event that the Company fails to close the Next Equity Financing prior to December 31, 1999 (the "Conversion Date"), by $.90, in which case the shares issuable upon exercise of this Warrant shall be shares of the Company's Series A Preferred Stock. The shares of Preferred Stock issuable pursuant to this Section 1 (the "Shares") shall also be subject to adjustment pursuant to
Section 8 hereof. If the securities issuable to investors in the Next Equity Financing are not Preferred Stock, all references in this Warrant to "Preferred Stock" shall be deemed to be adjusted accordingly.

                  2. EXERCISE PRICE. The purchase price for the Shares shall be the price per share of equity securities sold to investors in the Company's Next Equity Financing or, in the event that the Company fails to close the Next Equity Financing prior to December 31, 1999, the


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purchase price for the Shares shall be $.90 per share. In either case, such price shall be subject to adjustment pursuant to Section 8 hereof (such price, as adjusted from time to time, is herein referred to as the "Exercise Price").

                  3. EXERCISE PERIOD. This Warrant shall become exercisable, in whole or in part, commencing upon the earlier of (i) the closing of the Next Equity Financing or (ii) the Conversion Date, and it shall remain so exercisable until 5:00 p.m. on September 30, 2001; provided, however, that in the event of (a) the closing of the issuance and sale of shares of Common Stock of the Company in the Company's first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"), (b) the closing of the Company's sale or transfer of all or substantially all of its assets, or (c) the closing of the acquisition of the Company by another entity by means of merger, consolidation or other transaction or series of related transactions, resulting in the exchange of the outstanding shares of the Company's capital stock such that the stockholders of the Company prior to such transaction own, directly or indirectly, less than 50% of the voting power of the surviving entity, this Warrant shall, on the date of such event, no longer be exercisable and become null and void. In the event of a proposed transaction of the kind described above, the Company shall notify the holder of the Warrant at least fifteen (15) days prior to the consummation of such event or transaction.

                  4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

                         (a)      the surrender of the Warrant, together
with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

                         (b)      the payment to the Company of an amount
equal to the aggregate Exercise Price for the number of Shares being purchased.

                  5. NET EXERCISE. In lieu of exercising this Warrant pursuant to Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Preferred Stock computed using the following formula:

                                    Y (A - B)
                                    ---------
                                 X=     A

         Where:     X=   The number of shares of Preferred  Stock to be issued
                          to the Holder pursuant to this net exercise;

                    Y= The number of Shares in respect of which the net issue election is made;


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                    A=   The fair market value of one share of the Preferred
                         Stock at the time the net issue election is made;

                    B= The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Preferred Stock (or, to the extent all such Preferred Stock has been converted into the Company's Common Stock) as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company; provided, that, if the Warrant is being exercised upon the closing of the IPO, the value will be the initial "Price to Public" of one share of such Preferred Stock (or Common Stock issuable upon conversion of such Preferred Stock) specified in the final prospectus with respect to such offering.

                 6. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the subscription notice.

                 7. ISSUANCE OF SHARES. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

                 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

                        (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide its Preferred Stock, by split-up or otherwise, or combine its Preferred Stock, or issue additional shares of its Preferred Stock or Common Stock as a dividend with respect to any shares of its Preferred Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.


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                    (b)  RECLASSIFICATION, REORGANIZATION AND CONSOLIDATION.
In case of any reclassification, capital reorganization, or change in the Preferred Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Preferred Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

                      (c) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Preferred Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

                9. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

                10. NO STOCKHOLDER RIGHTS. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant.

                11. TRANSFERS OF WARRANT. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole, but not in part, by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

                12. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

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                13.    AMENDMENTS AND WAIVERS. Any term of this Warrant may
be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of shares of Preferred Stock issued or issuable upon exercise of all Warrants. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

                14. EFFECT OF AMENDMENT OR WAIVER. The Holder acknowledges that by the operation of Section 13 hereof, the holders of a majority of shares of Preferred Stock issued or issuable upon exercise of Warrants will have the right and power to diminish or eliminate all rights of such holder under this Warrant.

                15. NOTICES. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or
(iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

               16. ATTORNEY'S FEES. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

               17. CAPTIONS. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

               18. GOVERNING LAW. This Warrant shall be governed by the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.

                  IN WITNESS WHEREOF, kinzan.com caused this Warrant to be executed by an officer thereunto duly authorized.

                                         kinzan.com, a California corporation


                                         By:__________________________________
                                                Gari L. Cheever
                                                President and CEO


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                               NOTICE OF EXERCISE


To:  KINZAN.COM

               The undersigned hereby elects to [CHECK APPLICABLE SUBSECTION]:

__________    (a)  Purchase _____________________ shares of Series ___
                   Preferred Stock of _____________________, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

                OR

___________   (b)  Exercise the attached Warrant for [all of the shares]
                   [_____________of the shares] [CROSS OUT INAPPLICABLE
                   PHRASE] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

           The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                               WARRANTHOLDER:

                               _________________________________________


                               By:_______________________________________
                                  [NAME]

              Address:         __________________________________________

                               __________________________________________

Date:___________________


Name in which shares should be registered:

___________________________________